                                                Exhibit 99.1
First Financial Bancorp Announces First Quarter 2026 Financial Results

•Earnings per diluted share of $0.71; $0.77 on an adjusted(1) basis
•Return on average assets of 1.34%; 1.45% on an adjusted(1) basis
•Net interest margin on FTE basis(1) of 3.99%
•Record quarterly revenue of $265.3 million on an adjusted(1) basis
•Noninterest income of $75.6 million on an adjusted(1) basis
•$150 million of subordinated debt redeemed
•ROTCE of 17.8%; 19.2% on adjusted(1) basis
•2nd consecutive Gallup Exceptional Workplace Award for outstanding associate engagement
•BankFinancial acquisition closed January 1, 2026
•Board of Directors authorized 5,000,000 share repurchase plan

Cincinnati, Ohio - April 23, 2026. First Financial Bancorp. (Nasdaq: FFBC) (“First Financial” or the “Company”) announced financial results for the three months ended March 31, 2026.

For the three months ended March 31, 2026, the Company reported net income of $74.4 million, or $0.71 per diluted common share. These results compare to net income of $62.4 million, or $0.64 per diluted common share, for the fourth quarter of 2025.

Return on average assets for the first quarter of 2026 was 1.34% while return on average tangible common equity was 17.78%(1). These compare to return on average assets of 1.22% and return on average tangible common equity of 16.27%(1) in the fourth quarter of 2025.

First quarter 2026 highlights include:

•Robust net interest margin of 3.97%, or 3.99% on a fully tax-equivalent basis(1)
◦1 bp increase from fourth quarter
◦Increase from linked quarter driven by a 13 bp decline in funding costs, which was partially offset by a 12 bp decrease in asset yields

•Noninterest income of $81.9 million; $75.6 million on an adjusted(1) basis
◦Adjustments include a $1.3 million loss on securities, an $8.9 million gain on bargain purchase, and a $1.4 million loss on the surrender of a bank owned life insurance policy
◦Leasing business income remains strong at $21.6 million, a 10.7% increase from fourth quarter
◦Record wealth management income increased 12.9%, to $10.5 million
◦Foreign exchange income of $16.3 million
•Noninterest expenses of $169.4 million, or $154.8 million as adjusted(1); 9.1% increase from linked quarter
◦Adjustments(1) include $14.3 million of acquisition related expenses, $0.7 million of tax credit investment writedowns and $0.4 million of efficiency and other noninterest expenses
◦Increase driven by the BankFinancial and Westfield acquisitions
◦Efficiency ratio of 62.4%; 58.4% as adjusted(1)

•Modest loan growth during the quarter
◦End of period loan balances increased $70.8 million; includes $227.7 million acquired in BankFinancial transaction offset primarily by $151.9 million decrease in ICRE
◦Decline in legacy loan balances driven by elevated payoffs
◦Originations increased approximately 45% compared to the first quarter of 2025
◦Significant increase in loan pipelines since January

___________________________________________________________________________________________

(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

•Strong average deposit growth during the quarter
◦Total average deposit balances increased $1.7 billion; includes $1.2 billion impact from the BankFinancial acquisition and full quarter impact from Westfield
◦Seasonal decline in public funds

•Total Allowance for Credit Losses of $206.7 million; Total quarterly provision expense of $8.5 million
◦Loans and leases - ACL of $183.7 million; $2.8 million initial ACL related to BankFinancial
◦ACL to total loans of 1.36%
◦Unfunded Commitments - ACL of $23.0 million; $0.3 million related to BankFinancial
◦Annualized net charge-offs were 35 bps of total loans
◦Nonperforming assets decreased slightly to 0.44% of total assets; Classified assets decreased to 1.02% of total assets

•Capital ratios remain strong
◦Total capital ratio increased 25 bps to 15.71%
◦Tier 1 common equity increased 91 bps to 12.23%
◦Tangible common equity of 7.88%(1); 8.89%(1) excluding impact from AOCI
◦Tangible book value per share of $16.15(1); 2.6% increase from linked quarter

Additionally, the Board of Directors has authorized a new share repurchase program that replaces the previously authorized program. Under the new plan, which expires in December 2027, management is authorized to purchase up to 5 million shares.

Archie Brown, President and CEO, commented on the First Quarter results, “I am very pleased with our overall performance in the first quarter. The first quarter was a busy one as we closed the BankFinancial acquisition, completed the conversion of Westfield Bank, and wrapped up the sale of the BankFinancial multi-family loan portfolio. Adjusted(1) earnings per share were $0.77, with an adjusted(1) return on assets of 1.45% and an adjusted(1) return on tangible common equity of 19.2%. Adjusted(1) earnings per share increased 22% compared to the first quarter of last year, driven by a robust net interest margin and strong fee income. Our net interest margin was resilient, despite the fed funds rate cut in December, as the expected decline in loan yields was offset by a similar decline in deposits costs. Assuming no short-term rate reductions by the Federal Reserve, we expect the margin to remain stable in the near term.”

Mr. Brown continued, “Loan balances increased slightly for the quarter due to the BankFinancial acquisition. Excluding the BankFinancial portfolio, loans declined for the quarter as seasonally strong loan production was offset by extended payoff pressure in the ICRE portfolio. Compared to the first quarter of 2025, originations increased by approximately 45%, and excluding Westfield and BankFinancial, originations were up by over 25%. Our expectation for loan growth for 2026 has not materially changed. Loan pipelines are very healthy, and we expect strong production in the second quarter. We also expect payoff activity in ICRE to approach more normal levels, leading to solid loan growth in the second quarter.”

Mr. Brown commented on fee income and expenses, “Adjusted(1) fee income was very strong for the quarter. Historically, fee income significantly dips early in the year, however we successfully combated this trend in the first quarter. Adjusted(1) noninterest income was $75.6 million, which was 24% higher than in the first quarter of 2025 and only a slight decline from the linked quarter. These results were driven by record Wealth Management income, strong client derivative income and record leasing business income. Additionally, expenses were well controlled during the quarter with total noninterest expenses coming in well below our expectations and acquisition-related cost savings exceeding our initial estimates."

Mr. Brown commented on asset quality and capital, “Net charge-offs were 35 basis points of total loans and were impacted by one large commercial relationship. Other asset quality indicators were stable with nonperforming assets slightly declining from the linked quarter to 44 basis points. While there is more uncertainty in the economy due to the impact of the war in Iran, our current expectations are for asset quality to gradually improve throughout the year, similar to our performance in 2025. Capital ratios are strong and continued to climb in the first quarter. All regulatory ratios were well in excess of regulatory minimums and tangible common equity increased to 7.9%. Tangible book value per share was $16.15, which was a 2.6% increase over the linked quarter, and a 9% increase compared to the first quarter of 2025. Tangible book value was at approximately the same level as the third quarter of 2025, prior to the Westfield Bank acquisition. This month, the Board of Directors authorized a 5 million share repurchase plan, replacing the plan we had in place through 2025, and we are evaluating opportunities to employ buybacks as part of our overall capital planning."

On the recent acquisitions, Mr. Brown commented, "During the first quarter we successfully completed the conversion of Westfield Bank. For the first quarter, deposit and loan balances were stable, we maintained high associate retention, and we have achieved the financial results that we expected from the transaction to date. We are happy with the quality of the bank we acquired and with the talented team that has joined us. We also completed the purchase of BankFinancial on January 1st and plan to convert systems in early June. We remain excited about the opportunities in the Chicago market and continue to see high growth potential from this transaction."

Mr. Brown concluded, “In closing, I want to thank our associates for the incredible work they have done this year integrating Westfield into First Financial and the work they are now doing as they prepare for the BankFinancial conversion. I also want to mention how proud I am that First Financial was selected for the Gallup Exceptional Workplace Award for associate engagement. This marks the second consecutive year that we have received this honor, which is awarded to 4% of the thousands of companies that Gallup works with worldwide. We have partnered with Gallup for more than six years and we have made associate engagement a core tenant of our corporate strategy. I want to commend our associates and leaders who work throughout the year to drive engagement, knowing that by doing so, we are also improving the client experience and shareholder value.”

Full detail of the Company’s first quarter 2026 performance is provided in the accompanying financial statements and slide presentation.
(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, April 24, 2026 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (888) 550-5723 (U.S. toll free) or (646) 960-0471 (U.S. local), access code 5048068. The number should be dialed five to ten minutes prior to the start of the conference call. A replay of the conference call will be available beginning one hour after the completion of the live call at (800) 770-2030 (U.S. toll free), (609) 800-9099 (U.S. toll), access code 5048068. The recording will be available until May 8, 2026. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. The webcast will be archived on the Investor Relations section of the Company’s website for 12 months.

Press Release and Additional Information on Website
This press release as well as supplemental information are available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com.

Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and Non-GAAP financial measures where management believes it to be helpful in understanding the Company’s results of operations or financial position. Where Non-GAAP financial measures are used, the comparable GAAP financial measures, as well as a reconciliation to the comparable GAAP financial measure, can be found in the section titled “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

Forward-Looking Statements

Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements.

As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements.  Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation:

•economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business;
•future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses
•the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry;
•Management’s ability to effectively execute its business plans;
•mergers and acquisitions, including costs or difficulties related to the integration of acquired companies;
•the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period;
•the effect of changes in accounting policies and practices;
•changes in consumer spending, borrowing and saving and changes in unemployment;
•changes in customers’ performance and creditworthiness;
•the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, trade and tariff policies, and any slowdown in global economic growth;

•our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;
•financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;
•the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;
•the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses;
•a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;
•the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and
•our ability to develop and execute effective business plans and strategies.

Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2025, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov.

All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.  Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp.
First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of March 31, 2026, the Company had $22.8 billion in assets, $13.5 billion in loans, $17.9 billion in deposits and $2.9 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance and Wealth Management. These business units provide traditional banking services to business and retail clients. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $4.1 billion in assets under management as of March 31, 2026. The Company operated 153 full service banking centers as of March 31, 2026, located in Ohio, Indiana, Kentucky and Illinois, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. In 2025, First Financial Bank received its second consecutive Outstanding rating from the Federal Reserve for its performance under the Community Reinvestment Act and was recognized as a Gallup Exceptional Workplace Award winner, one of only 70 Gallup clients worldwide to receive this designation. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Jamie Anderson                        Tim Condron
Chief Financial Officer                    Director of Corporate Communications
(513) 887-5400                        (513) 979-5796
InvestorRelations@bankatfirst.com            media@bankatfirst.com

Selected Financial Information
March 31, 2026
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2026	2025	2025	2025	2025
RESULTS OF OPERATIONS
Net income	$74,445	$62,393	$71,923	$69,996	$51,293
Net earnings per share - basic	$0.72	$0.65	$0.76	$0.74	$0.54
Net earnings per share - diluted	$0.71	$0.64	$0.75	$0.73	$0.54
Dividends declared per share	$0.25	$0.25	$0.25	$0.24	$0.24

KEY FINANCIAL RATIOS
Return on average assets	1.34%	1.22%	1.54%	1.52%	1.13%
Return on average shareholders' equity	10.24%	9.18%	11.08%	11.16%	8.46%
Return on average tangible shareholders' equity (1)	17.78%	16.27%	19.11%	19.61%	15.16%

Net interest margin	3.97%	3.96%	3.99%	4.01%	3.84%
Net interest margin (fully tax equivalent) (1)(2)	3.99%	3.98%	4.02%	4.05%	3.88%

Ending shareholders' equity as a percent of ending assets	12.92%	13.11%	14.18%	13.73%	13.55%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets (1)	7.88%	7.79%	8.87%	8.40%	8.16%
Risk-weighted assets (1)	10.52%	9.76%	10.94%	10.44%	10.10%

Average shareholders' equity as a percent of average assets	13.12%	13.31%	13.87%	13.66%	13.38%
Average tangible shareholders' equity as a percent of average tangible assets (1)	8.01%	7.97%	8.54%	8.26%	7.94%

Book value per share	$28.02	$28.11	$27.48	$26.71	$26.13
Tangible book value per share (1)	$16.15	$15.74	$16.19	$15.40	$14.80

Common equity tier 1 ratio (3)	12.23%	11.32%	12.91%	12.57%	12.29%
Tier 1 ratio (3)	12.51%	11.60%	13.23%	12.89%	12.61%
Total capital ratio (3)	15.71%	15.46%	15.32%	14.98%	14.90%
Leverage ratio (3)	9.39%	9.53%	10.50%	10.28%	10.01%

AVERAGE BALANCE SHEET ITEMS
Loans (4)	$14,028,324	$12,812,267	$11,806,065	$11,792,840	$11,724,727
Investment securities	4,769,261	3,988,846	3,552,014	3,478,921	3,411,593
Interest-bearing deposits with other banks	596,094	647,347	610,074	542,815	615,812
Total earning assets	$19,393,679	$17,448,460	$15,968,153	$15,814,576	$15,752,132
Total assets	$22,459,523	$20,256,539	$18,566,188	$18,419,437	$18,368,604
Noninterest-bearing deposits	$3,745,002	$3,436,709	$3,124,277	$3,143,081	$3,091,037
Interest-bearing deposits	13,900,550	12,521,948	11,387,648	11,211,694	11,149,633
Total deposits	$17,645,552	$15,958,657	$14,511,925	$14,354,775	$14,240,670
Borrowings	$1,012,161	$848,650	$823,346	$910,573	$1,001,337
Shareholders' equity	$2,947,585	$2,695,581	$2,575,203	$2,515,747	$2,457,785

CREDIT QUALITY RATIOS
Allowance to ending loans	1.36%	1.39%	1.38%	1.34%	1.33%
Allowance to nonaccrual loans	182.73%	183.18%	213.18%	206.08%	261.07%
Nonaccrual loans to total loans	0.75%	0.76%	0.65%	0.65%	0.51%
Nonperforming assets to ending loans, plus OREO	0.75%	0.76%	0.65%	0.65%	0.51%
Nonperforming assets to total assets	0.44%	0.48%	0.41%	0.41%	0.32%
Classified assets to total assets	1.02%	1.11%	1.18%	1.15%	1.16%
Net charge-offs to average loans (annualized)	0.35%	0.27%	0.18%	0.21%	0.36%
(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.
(2) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(3) March 31, 2026 regulatory capital ratios are preliminary.
(4) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2026	2025
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans and leases, including fees	$224,951	$215,663	$204,865	$201,460	$197,163	$819,151
Investment securities
Taxable	49,491	40,971	36,421	36,243	34,401	148,036
Tax-exempt	2,526	2,363	2,195	2,233	2,204	8,995
Total investment securities interest	52,017	43,334	38,616	38,476	36,605	157,031
Other earning assets	5,450	6,334	6,773	5,964	6,651	25,722
Total interest income	282,418	265,331	250,254	245,900	240,419	1,001,904

Interest expense
Deposits	79,735	78,861	77,766	75,484	78,641	310,752
Short-term borrowings	5,168	4,925	5,979	6,393	7,545	24,842
Long-term borrowings	7,905	7,550	6,023	5,754	4,937	24,264
Total interest expense	92,808	91,336	89,768	87,631	91,123	359,858
Net interest income	189,610	173,995	160,486	158,269	149,296	642,046
Provision for credit losses-loans and leases	6,030	9,688	8,612	9,084	9,141	36,525
Provision for credit losses-unfunded commitments	2,510	412	453	718	(441)	1,142
Net interest income after provision for credit losses	181,070	163,895	151,421	148,467	140,596	604,379

Noninterest income
Service charges on deposit accounts	9,013	8,308	7,829	7,766	7,463	31,366
Wealth management fees	10,482	9,288	7,351	7,787	8,137	32,563
Bankcard income	3,580	3,590	3,589	3,737	3,310	14,226
Client derivative fees	4,010	2,681	1,876	1,674	1,571	7,802
Foreign exchange income	16,313	22,696	16,666	13,760	12,544	65,666
Leasing business income	21,608	19,523	20,997	20,797	18,703	80,020
Net gains from sales of loans	6,047	7,041	6,835	6,687	4,322	24,885
Net gain (loss) on investment securities	(1,260)	(12,576)	(42)	243	(9,949)	(22,324)
Gain on bargain purchase	8,892	0	0	0	0	0
Other	3,221	4,216	8,424	5,612	4,982	23,234
Total noninterest income	81,906	64,767	73,525	68,063	51,083	257,438

Noninterest expenses
Salaries and employee benefits	99,856	85,123	80,607	74,917	75,238	315,885
Net occupancy	7,553	6,315	6,003	5,845	6,019	24,182
Furniture and equipment	4,693	3,940	3,582	3,441	3,813	14,776
Data processing	12,654	10,465	9,591	9,020	8,759	37,835
Marketing	2,652	3,056	2,359	2,737	2,018	10,170
Professional services	3,986	6,231	2,314	3,549	2,739	14,833
Amortization of tax credit investments	669	800	112	111	112	1,135
FDIC assessments	3,645	2,923	2,611	2,611	3,059	11,204
Intangible amortization	6,261	3,927	2,359	2,358	2,359	11,003
Leasing business expense	14,129	13,837	13,911	13,155	12,802	53,705
Other	13,310	12,914	10,820	10,927	11,158	45,819
Total noninterest expenses	169,408	149,531	134,269	128,671	128,076	540,547
Income before income taxes	93,568	79,131	90,677	87,859	63,603	321,270
Income tax expense	19,123	16,738	18,754	17,863	12,310	65,665
Net income	$74,445	$62,393	$71,923	$69,996	$51,293	$255,605

ADDITIONAL DATA
Net earnings per share - basic	$0.72	$0.65	$0.76	$0.74	$0.54	$2.68
Net earnings per share - diluted	$0.71	$0.64	$0.75	$0.73	$0.54	$2.66
Dividends declared per share	$0.25	$0.25	$0.25	$0.24	$0.24	$0.98

Return on average assets	1.34%	1.22%	1.54%	1.52%	1.13%	1.35%
Return on average shareholders' equity	10.24%	9.18%	11.08%	11.16%	8.46%	9.98%

Interest income	$282,418	$265,331	$250,254	$245,900	$240,419	$1,001,904
Tax equivalent adjustment	1,186	1,227	1,248	1,246	1,213	4,934
Interest income - tax equivalent	283,604	266,558	251,502	247,146	241,632	1,006,838
Interest expense	92,808	91,336	89,768	87,631	91,123	359,858
Net interest income - tax equivalent	$190,796	$175,222	$161,734	$159,515	$150,509	$646,980

Net interest margin	3.97%	3.96%	3.99%	4.01%	3.84%	3.95%
Net interest margin (fully tax equivalent) (1)	3.99%	3.98%	4.02%	4.05%	3.88%	3.98%

Full-time equivalent employees	2,319	2,164	1,986	2,033	2,021

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	% Change	% Change
	2026	2025	2025	2025	2025	Linked Qtr.	Comp Qtr.
ASSETS
Cash and due from banks	$170,641	$178,553	$174,659	$210,187	$190,610	(4.4)%	(10.5)%
Interest-bearing deposits with other banks	1,032,259	597,338	565,080	570,173	633,349	72.8%	63.0%
Investment securities available-for-sale	4,953,023	3,971,932	3,422,595	3,386,562	3,260,981	24.7%	51.9%
Investment securities held-to-maturity	49,631	58,545	71,595	72,994	76,469	(15.2)%	(35.1)%
Other investments	137,018	129,564	117,120	122,322	120,826	5.8%	13.4%
Loans held for sale	18,280	16,953	21,466	26,504	17,927	7.8%	2.0%
Loans and leases
Commercial and industrial	4,693,786	4,632,241	3,838,630	3,927,771	3,832,350	1.3%	22.5%
Lease financing	649,645	638,527	596,734	587,176	573,608	1.7%	13.3%
Construction real estate	591,080	677,339	627,960	732,777	824,775	(12.7)%	(28.3)%
Commercial real estate	4,473,468	4,384,556	4,048,370	3,961,513	3,956,880	2.0%	13.1%
Residential real estate	1,831,338	1,832,184	1,494,464	1,492,688	1,479,704	0.0%	23.8%
Home equity	1,026,839	1,005,204	935,975	903,299	872,502	2.2%	17.7%
Installment	162,314	188,694	109,764	116,598	119,672	(14.0)%	35.6%
Credit card	66,371	65,325	62,654	64,374	64,639	1.6%	2.7%
Total loans	13,494,841	13,424,070	11,714,551	11,786,196	11,724,130	0.5%	15.1%
Less:
Allowance for credit losses	(183,716)	(186,487)	(161,916)	(158,522)	(155,482)	(1.5)%	18.2%
Net loans	13,311,125	13,237,583	11,552,635	11,627,674	11,568,648	0.6%	15.1%
Premises and equipment	228,384	204,760	198,251	197,741	197,968	11.5%	15.4%
Operating leases	220,061	214,003	214,667	217,100	213,648	2.8%	3.0%
Goodwill	1,099,543	1,099,524	1,007,656	1,007,656	1,007,656	0.0%	9.1%
Other intangibles	145,927	118,832	73,797	75,458	77,002	22.8%	89.5%
Accrued interest and other assets	1,396,114	1,301,792	1,134,985	1,119,884	1,089,983	7.2%	28.1%
Total Assets	$22,762,006	$21,129,379	$18,554,506	$18,634,255	$18,455,067	7.7%	23.3%

LIABILITIES
Deposits
Interest-bearing demand	$3,658,155	$3,360,613	$2,983,132	$3,057,232	$3,004,601	8.9%	21.8%
Savings	6,460,546	5,973,532	5,029,097	4,979,124	4,886,613	8.2%	32.2%
Time	3,817,268	3,622,227	3,293,707	3,201,711	3,144,440	5.4%	21.4%
Total interest-bearing deposits	13,935,969	12,956,372	11,305,936	11,238,067	11,035,654	7.6%	26.3%
Noninterest-bearing	3,982,753	3,465,470	3,127,512	3,131,926	3,161,302	14.9%	26.0%
Total deposits	17,918,722	16,421,842	14,433,448	14,369,993	14,196,956	9.1%	26.2%
FHLB short-term borrowings	550,000	675,000	550,000	680,000	735,000	(18.5)%	(25.2)%
Other	70,457	332	45,167	4,699	64,792	21,122.0%	8.7%
Total short-term borrowings	620,457	675,332	595,167	684,699	799,792	(8.1)%	(22.4)%
Long-term debt	380,176	514,052	221,823	344,955	345,878	(26.0)%	9.9%
Total borrowed funds	1,000,633	1,189,384	816,990	1,029,654	1,145,670	(15.9)%	(12.7)%
Accrued interest and other liabilities	902,026	748,937	672,213	676,453	611,206	20.4%	47.6%
Total Liabilities	19,821,381	18,360,163	15,922,651	16,076,100	15,953,832	8.0%	24.2%

SHAREHOLDERS' EQUITY
Common stock	1,789,676	1,647,618	1,641,315	1,638,796	1,637,041	8.6%	9.3%
Retained earnings	1,485,573	1,437,286	1,399,577	1,351,674	1,304,636	3.4%	13.9%
Accumulated other comprehensive income (loss)	(217,430)	(189,942)	(223,000)	(246,384)	(253,888)	14.5%	(14.4)%
Treasury stock, at cost	(117,194)	(125,746)	(186,037)	(185,931)	(186,554)	(6.8)%	(37.2)%
Total Shareholders' Equity	2,940,625	2,769,216	2,631,855	2,558,155	2,501,235	6.2%	17.6%
Total Liabilities and Shareholders' Equity	$22,762,006	$21,129,379	$18,554,506	$18,634,255	$18,455,067	7.7%	23.3%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2026	2025	2025	2025	2025
ASSETS
Cash and due from banks	$227,115	$178,403	$165,210	$174,375	$164,734
Interest-bearing deposits with other banks	596,094	647,347	610,074	542,815	615,812
Investment securities	4,769,261	3,988,846	3,552,014	3,478,921	3,411,593
Loans held for sale	451,139	32,425	26,366	25,026	10,212
Loans and leases
Commercial and industrial	4,771,066	4,310,399	3,890,886	3,881,001	3,787,207
Lease financing	630,204	617,518	592,510	581,091	585,119
Construction real estate	643,270	679,884	711,011	784,028	797,100
Commercial real estate	4,446,231	4,240,042	3,993,549	3,958,730	4,018,211
Residential real estate	1,834,467	1,717,439	1,489,942	1,485,479	1,475,703
Home equity	1,016,080	981,406	919,368	891,761	858,153
Installment	166,979	164,013	114,058	117,724	127,192
Credit card	68,888	69,141	68,375	68,000	65,830
Total loans	13,577,185	12,779,842	11,779,699	11,767,814	11,714,515
Less:
Allowance for credit losses	(200,745)	(179,275)	(162,417)	(158,170)	(158,206)
Net loans	13,376,440	12,600,567	11,617,282	11,609,644	11,556,309
Premises and equipment	230,154	202,956	199,167	198,407	198,998
Operating leases	215,318	211,091	217,404	212,684	205,181
Goodwill	1,099,543	1,069,781	1,007,656	1,007,656	1,007,656
Other intangibles	149,631	104,184	74,448	76,076	78,220
Accrued interest and other assets	1,344,828	1,220,939	1,096,567	1,093,833	1,119,889
Total Assets	$22,459,523	$20,256,539	$18,566,188	$18,419,437	$18,368,604

LIABILITIES
Deposits
Interest-bearing demand	$3,626,103	$3,276,425	$3,036,296	$3,066,986	$3,090,526
Savings	6,406,223	5,740,651	5,054,563	5,005,526	4,918,004
Time	3,868,224	3,504,872	3,296,789	3,139,182	3,141,103
Total interest-bearing deposits	13,900,550	12,521,948	11,387,648	11,211,694	11,149,633
Noninterest-bearing	3,745,002	3,436,709	3,124,277	3,143,081	3,091,037
Total deposits	17,645,552	15,958,657	14,511,925	14,354,775	14,240,670
Federal funds purchased and securities sold
under agreements to repurchase	16,278	2,283	12,434	4,780	2,055
FHLB short-term borrowings	538,084	444,511	497,092	532,198	553,667
Other	0	13,891	21,519	26,226	99,378
Total short-term borrowings	554,362	460,685	531,045	563,204	655,100
Long-term debt	457,799	387,965	292,301	347,369	346,237
Total borrowed funds	1,012,161	848,650	823,346	910,573	1,001,337
Accrued interest and other liabilities	854,225	753,651	655,714	638,342	668,812
Total Liabilities	19,511,938	17,560,958	15,990,985	15,903,690	15,910,819

SHAREHOLDERS' EQUITY
Common stock	1,795,255	1,644,923	1,639,986	1,637,782	1,641,016
Retained earnings	1,448,012	1,406,388	1,369,069	1,322,168	1,282,300
Accumulated other comprehensive loss	(173,065)	(209,767)	(247,746)	(257,873)	(275,068)
Treasury stock, at cost	(122,617)	(145,963)	(186,106)	(186,330)	(190,463)
Total Shareholders' Equity	2,947,585	2,695,581	2,575,203	2,515,747	2,457,785
Total Liabilities and Shareholders' Equity	$22,459,523	$20,256,539	$18,566,188	$18,419,437	$18,368,604

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	March 31, 2026			December 31, 2025			March 31, 2025
	Balance	Interest	Yield	Balance	Interest	Yield	Balance	Interest	Yield
Earning assets
Investments:
Investment securities	$4,769,261	$52,017	4.42%	$3,988,846	$43,334	4.31%	$3,411,593	$36,605	4.35%
Interest-bearing deposits with other banks	596,094	5,450	3.71%	647,347	6,334	3.88%	615,812	6,651	4.38%
Gross loans (1)	14,028,324	224,951	6.50%	12,812,267	215,663	6.68%	11,724,727	197,163	6.82%
Total earning assets	19,393,679	282,418	5.91%	17,448,460	265,331	6.03%	15,752,132	240,419	6.19%

Nonearning assets
Allowance for credit losses	(200,745)			(179,275)			(158,206)
Cash and due from banks	227,115			178,403			164,734
Accrued interest and other assets	3,039,474			2,808,951			2,609,944
Total assets	$22,459,523			$20,256,539			$18,368,604

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$3,626,103	$13,281	1.49%	$3,276,425	$13,818	1.67%	$3,090,526	$15,188	1.99%
Savings	6,406,223	32,480	2.06%	5,740,651	32,343	2.24%	4,918,004	30,355	2.50%
Time	3,868,224	33,974	3.56%	3,504,872	32,700	3.70%	3,141,103	33,098	4.27%
Total interest-bearing deposits	13,900,550	79,735	2.33%	12,521,948	78,861	2.50%	11,149,633	78,641	2.86%
Borrowed funds
Short-term borrowings	554,362	5,168	3.78%	460,685	4,925	4.24%	655,100	7,545	4.67%
Long-term debt	457,799	7,905	7.00%	387,965	7,550	7.72%	346,237	4,937	5.78%
Total borrowed funds	1,012,161	13,073	5.24%	848,650	12,475	5.83%	1,001,337	12,482	5.06%
Total interest-bearing liabilities	14,912,711	92,808	2.52%	13,370,598	91,336	2.71%	12,150,970	91,123	3.04%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	3,745,002			3,436,709			3,091,037
Other liabilities	854,225			753,651			668,812
Shareholders' equity	2,947,585			2,695,581			2,457,785
Total liabilities & shareholders' equity	$22,459,523			$20,256,539			$18,368,604

Net interest income	$189,610			$173,995			$149,296
Net interest spread			3.39%			3.32%			3.15%
Net interest margin			3.97%			3.96%			3.84%

Tax equivalent adjustment			0.02%			0.02%			0.04%
Net interest margin (fully tax equivalent)			3.99%			3.98%			3.88%

(1) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$1,138	$7,545	$8,683	$604	$14,808	$15,412
Interest-bearing deposits with other banks	(284)	(600)	(884)	(1,021)	(180)	(1,201)
Gross loans (2)	(5,646)	14,934	9,288	(9,151)	36,939	27,788
Total earning assets	(4,792)	21,879	17,087	(9,568)	51,567	41,999

Interest-bearing liabilities
Total interest-bearing deposits	$(5,438)	$6,312	$874	$(14,686)	$15,780	$1,094
Borrowed funds
Short-term borrowings	(535)	778	243	(1,438)	(939)	(2,377)
Long-term debt	(702)	1,057	355	1,042	1,926	2,968
Total borrowed funds	(1,237)	1,835	598	(396)	987	591
Total interest-bearing liabilities	(6,675)	8,147	1,472	(15,082)	16,767	1,685
Net interest income (1)	$1,883	$13,732	$15,615	$5,514	$34,800	$40,314

(1) Not tax equivalent.
(2) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(Dollars in thousands)
(Unaudited)
	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2026	2025	2025	2025	2025
ALLOWANCE FOR CREDIT LOSS ACTIVITY
Balance at beginning of period	$186,487	$161,916	$158,522	$155,482	$156,791
Initial allowance on purchased loans	2,829	23,652	0	0	0
Provision for credit losses	6,030	9,688	8,612	9,084	9,141
Gross charge-offs
Commercial and industrial	10,788	6,636	2,165	4,996	8,178
Lease financing	43	918	298	606	1,454
Construction real estate	0	0	245	0	0
Commercial real estate	29	433	3,105	0	0
Residential real estate	127	151	0	16	0
Home equity	119	95	92	100	86
Installment	1,058	1,197	1,194	1,120	1,321
Credit card	496	729	577	489	474
Total gross charge-offs	12,660	10,159	7,676	7,327	11,513
Recoveries
Commercial and industrial	100	264	202	290	195
Lease financing	23	201	291	11	29
Construction real estate	0	0	0	0	0
Commercial real estate	28	5	1,138	70	24
Residential real estate	30	13	58	42	24
Home equity	116	117	94	74	144
Installment	598	682	609	716	563
Credit card	135	108	66	80	84
Total recoveries	1,030	1,390	2,458	1,283	1,063
Total net charge-offs	11,630	8,769	5,218	6,044	10,450
Ending allowance for credit losses	$183,716	$186,487	$161,916	$158,522	$155,482

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial and industrial	0.91%	0.59%	0.20%	0.49%	0.85%
Lease financing	0.01%	0.46%	0.00%	0.41%	0.99%
Construction real estate	0.00%	0.00%	0.14%	0.00%	0.00%
Commercial real estate	0.00%	0.04%	0.20%	(0.01)%	0.00%
Residential real estate	0.02%	0.03%	(0.02)%	(0.01)%	(0.01)%
Home equity	0.00%	(0.01)%	0.00%	0.01%	(0.03)%
Installment	1.12%	1.25%	2.03%	1.38%	2.42%
Credit card	2.13%	3.56%	2.97%	2.41%	2.40%
Total net charge-offs	0.35%	0.27%	0.18%	0.21%	0.36%

COMPONENTS OF NONACCRUAL LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial and industrial	$22,576	$27,461	$23,832	$24,489	$7,649
Lease financing	5,857	5,660	5,885	6,243	6,487
Construction real estate	715	1,120	1,120	1,365	0
Commercial real estate	49,481	45,590	24,443	23,905	25,736
Residential real estate	17,439	18,302	16,452	16,995	16,044
Home equity	3,687	2,927	3,567	3,226	2,920
Installment	786	748	652	701	719
Total nonaccrual loans	100,541	101,808	75,951	76,924	59,555
Other real estate owned (OREO)	238	184	111	204	213
Total nonperforming assets	100,779	101,992	76,062	77,128	59,768
Accruing loans past due 90 days or more	1,366	411	592	714	228
Total underperforming assets	$102,145	$102,403	$76,654	$77,842	$59,996
Total classified assets	$232,368	$235,451	$218,794	$214,346	$213,351

CREDIT QUALITY RATIOS
Allowance for credit losses to
Nonaccrual loans	182.73%	183.18%	213.18%	206.08%	261.07%
Total ending loans	1.36%	1.39%	1.38%	1.34%	1.33%
Nonaccrual loans to total loans	0.75%	0.76%	0.65%	0.65%	0.51%
Nonperforming assets to
Ending loans, plus OREO	0.75%	0.76%	0.65%	0.65%	0.51%
Total assets	0.44%	0.48%	0.41%	0.41%	0.32%
Classified assets to total assets	1.02%	1.11%	1.18%	1.15%	1.16%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2026	2025	2025	2025	2025
PER COMMON SHARE
Market Price
High	$31.16	$26.98	$26.79	$25.19	$29.04
Low	$25.09	$23.26	$23.55	$22.05	$24.25
Close	$27.88	$25.02	$25.25	$24.26	$24.98

Average shares outstanding - basic	103,705,269	96,724,148	94,889,341	94,860,428	94,645,787
Average shares outstanding - diluted	104,615,405	97,593,800	95,753,798	95,741,696	95,524,262
Ending shares outstanding	104,932,829	98,521,726	95,757,250	95,760,617	95,730,353

Total shareholders' equity	$2,940,625	$2,769,216	$2,631,855	$2,558,155	$2,501,235

REGULATORY CAPITAL	Preliminary
Common equity tier 1 capital	$1,970,561	$1,798,266	$1,828,843	$1,776,038	$1,724,134
Common equity tier 1 capital ratio	12.23%	11.32%	12.91%	12.57%	12.29%
Tier 1 capital	$2,016,070	$1,843,672	$1,874,191	$1,821,316	$1,769,357
Tier 1 ratio	12.51%	11.60%	13.23%	12.89%	12.61%
Total capital	$2,531,124	$2,457,377	$2,170,546	$2,116,180	$2,090,211
Total capital ratio	15.71%	15.46%	15.32%	14.98%	14.90%
Total capital in excess of minimum requirement	$839,542	$788,889	$683,018	$632,563	$617,347
Total risk-weighted assets	$16,110,302	$15,890,363	$14,166,935	$14,129,683	$14,027,274
Leverage ratio	9.39%	9.53%	10.50%	10.28%	10.01%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	12.92%	13.11%	14.18%	13.73%	13.55%
Ending tangible shareholders' equity to ending tangible assets (1)	7.88%	7.79%	8.87%	8.40%	8.16%
Average shareholders' equity to average assets	13.12%	13.31%	13.87%	13.66%	13.38%
Average tangible shareholders' equity to average tangible assets (1)	8.01%	7.97%	8.54%	8.26%	7.94%

REPURCHASE PROGRAM (2)
Shares repurchased	0	0	0	0	0
Average share repurchase price	N/A	N/A	N/A	N/A	N/A
Total cost of shares repurchased	N/A	N/A	N/A	N/A	N/A

(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

(2) Represents share repurchases as part of publicly announced plans.

N/A = Not applicable